Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                                  Elevon, Inc.
 ------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                   95-2862954
            -------------                              ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
  Incorporation or Organization)

         303 Second Street, Three North, San Francisco, California 94107
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

    1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as Amended
             ------------------------------------------------------
                            (Full Title of the Plan)

                                  Kirk Isaacson
                             President and Secretary
                                  Elevon, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107
                                 (415) 495-8811
          ------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                               Robert Loper, Esq.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 756-2000

                          DEREGISTRATION OF SECURITIES

     Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on November 10, 1997 (the "Registration Statement"), Elevon, Inc. hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of July, 2003.

                                       ELEVON, INC.


                                       By:  /s/ Kirk Isaacson
                                            -------------------------
                                            Kirk Isaacson
                                            President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 28th day of July, 2003.


Name, Signature and Title
-------------------------


/s/ Kirk Isaacson
-------------------------
Kirk Isaacson
President, Secretary and Sole Director
(principal executive officer)


/s/ Stephen Earhart
-------------------------
Stephen Earhart
Treasurer
(principal financial and accounting
 officer)